Exhibit 23.3

February 9, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 3 to the Registration Statement on Form S-4 of our report dated January 16, 2018 relating to the financial statement of OneClick International LLC as of December 31, 2016 and for the period from incorporation (June 16, 2016) to December 31, 2016.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Yours truly,

MNP LLP